UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2015

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

In connection with Quidel’s participation at the 33rd Annual J.P. Morgan Healthcare Conference on January 14, 2015, the company is providing preliminary unaudited revenue results for its fourth quarter and year ended December 31, 2014. Based on preliminary financial information, Quidel’s fourth quarter 2014 revenues are expected to be in the range of $63 million to $64 million and full year 2014 revenues are expected to be in the range of $182 million to $183 million.
These preliminary results are based on management’s initial analysis of operations for the quarter ended December 31, 2014. The company expects to issue full financial results for the fourth quarter and fiscal year 2014 in February.
Forward Looking Statements: The financial information set forth in this Form 8-K reflects the company’s current preliminary revenue estimates, is subject to the completion of its audit process, and is subject to change. The company’s full fourth quarter and year 2014 results could differ materially from the preliminary estimates provided in this Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Form 8-K. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.
Item 7.01    Regulation FD Disclosure.
As referenced above, in connection with the company’s participation at the 33rd Annual J.P. Morgan Healthcare Conference on January 14, 2015, the company is reporting Sofia instrument placements of approximately 9,000 placements at customer sites as of January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer